Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-169956 and Forms S-4 No. 333-44576 and No. 333-36053) of ERP Operating Limited Partnership and in the related Prospectuses of our reports dated February 24, 2012 (except for Notes 10, 11 and 17, as to which the date is June 13, 2012), with respect to the consolidated financial statements and schedule of ERP Operating Limited Partnership, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois
June 13, 2012

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